EXHIBIT 23.2

CONSENT OF KPMG LLP

The Board of Directors NVIDIA Corporation:

We consent to the incorporation by reference in this registration statement on Form S-8 of NVIDIA Corporation of our report dated February 12, 2004, relating to the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the year ended January 25, 2004, and the related financial statements schedule, which report appears in the January 29, 2006 annual report on Form 10-K of NVIDIA Corporation.

                                    /s/ KPMG LLP
Mountain View, California
March 16, 2006